Registration No. 333-

As filed with the Securities and Exchange Commission on March 5, 2007

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	02-0620757
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

651 S. STRATFORD DRIVE, SUITE 100
MERIDIAN, IDAHO 83642
(800) 824-3703

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JAMES F. CLEARY, JR.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
651 S. STRATFORD DRIVE, SUITE 100
MERIDIAN, IDAHO 83642
(800) 824-3703

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

JAMES A. LEBOVITZ, ESQ.
STEPHEN M. LEITZELL, ESQ.
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104-2808
(215) 994-4000

Approximate date of commencement of the proposed sale to the public:   From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value	3,874,333	$31.18	$120,801,703	$3,709

(1)             Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable by reason of any stock dividend or stock split.

(2)             Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average high and low prices of the Registrant’s Common Stock as reported by the Nasdaq Global Select Market on March 2, 2007.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, MARCH 5, 2007

PROSPECTUS

3,874,333 Shares

MWI VETERINARY SUPPLY, INC.

Common Stock Par Value $0.01 per Share

MWI Veterinary Supply, Inc. may offer from time to time up to 1,000,000 shares of common stock.  The selling stockholders identified in this prospectus or their successors in interest may offer from time to time up to 2,874,333 shares of common stock.  See the “Selling Stockholders” section on page 3.  We will not receive any proceeds from sales by the selling stockholders.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by MWI Veterinary Supply, Inc. and the selling stockholders.  If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

The shares of our common stock are listed on the Nasdaq Global Select Market under the symbol “MWIV.”  On March 2, 2007, the last reported sales price of our common stock was $31.16 per share.

See “Risk Factors” in the accompanying prospectus supplement or in such other document we refer you to in the accompanying prospectus supplement for a discussion of certain risks that prospective investors should consider before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2007.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. Prior to any shares of common stock being offered under this prospectus, we will provide a prospectus supplement that will contain more specific information about the common stock offered. We may also use a prospectus supplement to add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement and the materials we have incorporated by reference into this prospectus and the prospectus supplement, includes all material information relating to this offering. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date of those documents. You should read all information supplementing this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may offer from time to time up to an aggregate of 1,000,000 shares of common stock. In addition, certain selling stockholders may offer from time to time up to an aggregate of 2,874,333 shares of common stock received by them directly or indirectly from MWI Veterinary Supply, Inc.

Unless otherwise stated, all references to “MWI,” “we,” “us,” “our,” the “Company” and similar designations refer to MWI Veterinary Supply, Inc. “MWI,” our logo and other trademarks mentioned in this prospectus are the property of MWI or our subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement our strategy, our objectives, the amount and timing of capital expenditures, the likelihood of our success in expanding our business, financing plans, budgets, working capital needs and sources of liquidity.

i

Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the expansion of product offerings geographically or through new applications, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

•       vendor rebates based upon attaining certain growth goals;

•       changes in or availability of vendor rebate programs;

•       changes in the way vendors introduce products to market;

•       the recall of a significant product by one of our vendors;

•       extended shortage or backlog of a significant product by one of our vendors;

•       seasonality;

•       the impact of general economic trends on our business;

•       the timing and effectiveness of marketing programs offered by our vendors;

•       the timing of the introduction of new products and services by our vendors; and

•       competition.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, or SEC, we are under no obligation to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise. Potential investors should not place undue reliance on our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events incorporated by reference in the “Risk Factors” section on page 1 and elsewhere in this prospectus could harm our business, prospects, operating results and financial condition. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results or performance.

ii

MWI VETERINARY SUPPLY,  INC.

We are a leading distributor of animal health products to veterinarians across the United States. We distribute more than 10,000 products sourced from over 400 vendors to more than 15,000 veterinary practices nationwide from twelve strategically located distribution centers. Products we sell include pharmaceuticals, vaccines, parasiticides, diagnostics, capital equipment, supplies, veterinary pet food and nutritional products. We market these products to veterinarians in both the companion animal and production animal markets. As of December 31, 2006, we had a sales force of 265 people covering the United States. We also offer our customers a variety of value-added services, including on-line ordering, pharmacy fulfillment, inventory management, equipment procurement consultation and special order fulfillment, which we believe closely integrates us with our customers’ day-to-day operations and provides them with meaningful incentives to continue ordering from us.

Historically, approximately two-thirds of our total revenues have been generated from sales to the companion animal market and one-third from sales to the production animal market. For the fiscal years ended September 30, 2006, 2005 and 2004, our total revenues were $606.2 million, $496.7 million and $394.3 million, respectively. Our operating income for the fiscal years ended September 30, 2006, 2005 and 2004, was $23.7 million, $15.8 million and $12.6 million, respectively. For the three months ended December 31, 2006, our total revenues were $161.0 million and our operating income was $7.5 million.

Our History

Our business commenced operations as part of a veterinary practice in 1976 and was incorporated as MWI Drug Supply, Inc., an Idaho corporation, in 1980. MWI Drug Supply, Inc. was acquired by Agri Beef Co. in 1981. MWI Veterinary Supply Co. was incorporated as an independent subsidiary of Agri Beef Co. in September 1994. Effective June 18, 2002, MWI Holdings, Inc. was formed by Bruckmann, Rosser, Sherrill & Co. II, L.P. for the sole purpose of acquiring all of the outstanding stock of MWI Veterinary Supply Co. from Agri Beef Co. Members of our senior management team participated in the acquisition and continue to hold our outstanding stock. As a result of this transaction, MWI Veterinary Supply Co. became our wholly-owned subsidiary. On April 21, 2005, we changed our name from MWI Holdings, Inc. to MWI Veterinary Supply, Inc.

Corporate Information

We are organized as a Delaware corporation. Our headquarters are located at 651 S. Stratford Drive, Suite 100, Meridian, Idaho 83642. Our telephone number is (800) 824-3703. Our website address is www.mwivet.com. The information on our website is not incorporated as a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or incorporated by reference in this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room. You can read these periodic reports maintained by the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents from those offices upon payment of the prescribed fees. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also request copies of the documents upon payment of a duplicating fee, by writing to the SEC. In addition, the SEC maintains a web site that contains reports and other information regarding registrants (including us) that file electronically with the SEC, which you can access at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC, covering the common stock we and the selling stockholders are offering. As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement and to its exhibits. Statements contained in this prospectus regarding the contents of any agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete. You should refer in each instance to the copy of the agreement filed or incorporated by reference as an exhibit to the registration statement, each such statement being qualified in all respects by the document to which it refers.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the shares of common stock by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•       our Annual Report on Form 10-K for the year ended September 30, 2006 filed on November 22, 2006;

•       our Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 filed on February 5, 2007;

•       our Definitive Proxy Statement on Schedule 14A filed on December 29, 2006;

•       our Current Reports on 8-K filed on November 20, 2006, December 14, 2006 and February 8, 2007; and

•       the description of our common stock contained in our Registration Statement on Form 8-A filed on August 1, 2005.

In addition, you may request copies of this filing and such other reports as we may determine or as the law requires at no cost, by telephone at (800) 824-3703, or by mail to MWI Veterinary Supply, Inc., 651 S. Stratford Drive, Suite 100, Meridian, Idaho 83642, Attention: Investor Relations.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to utilize the net proceeds from our sale of shares of common stock pursuant to this prospectus from time to time to repay our borrowings outstanding on the revolving credit facility under our credit agreement and the remainder, if any, for general corporate purposes, including, but not limited to, capital expenditures, working capital, potential acquisitions and other business opportunities.  We are not required to pay down the borrowings on our revolving credit facility prior to the maturity date of our credit agreement, which is December 1, 2011.

We will not receive any of the proceeds from the offer and sale of the shares of common stock by the selling stockholders. See the “Selling Stockholders” section below.

DIVIDEND POLICY

We have never paid or declared any dividends on our common stock. We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain future earnings to finance the ongoing operations and growth of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on then existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

DESCRIPTION OF COMMON STOCK

The following description summarizes the terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or incorporated by reference in this prospectus, and our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to this prospectus.

Our authorized common stock consists of 40 million shares, $.01 par value, the rights and preferences of which may be established from time to time by our board of directors. As of January 31, 2007, there were 11,563,766 shares of our common stock outstanding held by 24 stockholders of record. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably those dividends as may be declared by our board of directors out of funds legally available therefore, as well as any other distributions made to our stockholders. See “Dividend Policy.” In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference to holders of our outstanding shares of preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

SELLING STOCKHOLDERS

We are registering for resale shares of our common stock held by the selling stockholders identified below. They have registered 2,874,333 shares of common stock for sale pursuant to this prospectus. The table below on page 4 presents information regarding the beneficial ownership of the outstanding shares of our common stock by the selling stockholders and the shares that they may sell or otherwise dispose of from time to time under this prospectus. Information concerning any of the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement if and when necessary and required.

The shares of our common stock covered by this prospectus may also be sold by donees, pledgees and other transferees or successors-in-interest of the selling stockholders.

The number of shares in the column “Number of Shares Offered Hereby” represents all of the shares that a selling stockholder may offer under this prospectus. In addition, the table assumes that the selling stockholders sell all of such shares. However, because the selling stockholders may offer from time to time all or some of their shares under this prospectus, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold or otherwise disposed of by the selling stockholders or that will be held by the selling stockholders after completion of such sales.

We have determined beneficial ownership in accordance with the rules of the SEC. Percentages are based on 11,563,766 shares of our common stock outstanding as of January 31, 2007 and as adjusted to give effect to the offering. Unless otherwise indicated in the footnotes to this table, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

	Shares Beneficially Owned		Number of Shares Offered		Shares Beneficially Owned After Sale of Shares Offered Hereby
Name of Stockholder	Number	Percent	Hereby		Number	Percent
Bruckman, Rosser, Sherril & Co. II, L.P.(1)	2,157,927	18.7%	2,157,927		0	*
c/o BRS, L.L.C. 126 East 56th Street New York, New York 10022
Agri Beef Co.	727,346	6.3%	500,000		227,346	1.8%
1555 Shoreline Drive, Third Floor Boise, Idaho 83702
Mary Pat Thompson	92,834	*	23,209		69,625	*
James Ross	89,088	*	89,088	(2)	0	*
James Culpepper	67,317	*	16,829		50,488	*
John Ryan	61,788	*	15,447		46,341	*
Jeff Danielson	58,524	*	14,631		43,893	*
James Hay	49,759	*	49,759	(3)	0	*
Keith E. Alessi	29,771	*	7,443		22,328	*
Total	3,334,354	28.9%	2,874,333		460,021	3.6%

*                    Less than 1%

(1)          Bruckmann, Rosser, Sherrill & Co. LLC, or BRS LLC, is the general partner of Bruckmann, Rosser, Sherrill & Co. II, L.P., or BRS, and by virtue of such status may be deemed to be the beneficial owner of the shares held by BRS. Mr. Bruckmann is a member and manager of BRS LLC, and does not individually have the power to direct or veto the voting or disposition of shares held by BRS. BRS LLC expressly disclaims beneficial ownership of the shares held by BRS.

(2)          Assumes exercise of 39,286 stock options by Mr. Ross immediately prior to this offering.

(3)          Assumes exercise of 39,286 stock options by Mr. Hay immediately prior to this offering.

We have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration of the common stock.

PLAN OF DISTRIBUTION

MWI and the selling stockholders, and their pledges, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of common  stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock will be offered or sold.

The shares of common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including, but not limited to, the following:

•       through one or more underwriters on a firm commitment or best efforts basis;

•       on the NASDAQ Global Select Market (including through at the market offerings);

•       in the over-the-counter market;

•       directly to one or more purchasers;

•       through agents;

•       through broker-dealers, who may act as agents or principals, including a block trade in which a broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•       through put or call option transactions relating to our common stock;

•       in privately negotiated transactions; and

•       in any combination of these methods of sale.

The applicable prospectus supplement will set forth:

•       the specific terms of the offering of our common stock, including the name or names of any selling stockholders, underwriters, dealers or agents;

•       the purchase price of the common stock and the proceeds to MWI or the selling stockholders from the sale;

•       any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•       the initial offering price to the public and any discounts or concessions allowed or reallowed or paid to dealers; and

•       the name of any securities exchange on which the common stock may be listed.

Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We expect that any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market.

The selling stockholders may from time to time deliver all or a portion of the shares of common stock offered hereby to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

Each selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if such selling stockholder deems the purchase price to be unsatisfactory at any particular time.

Offers to purchase our securities may be solicited by agents designated by MWI or the selling stockholders from time to time. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from MWI or the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the common stock for whom they sell as principals. Each particular broker-dealer will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Broker-dealers or agents and any other participating broker-dealers participating in the distribution of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

If required under applicable state securities laws, MWI or the selling stockholders will sell the common stock only through registered or licensed brokers or dealers. In addition, in some states, MWI or the selling stockholders may not sell securities unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

If the common stock is sold by means of an underwritten offering, MWI or the selling stockholders, as applicable, will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the common stock. Under agreements into which MWI or the selling stockholders may enter, underwriters, dealers and agents who participate in the distribution of the common stock may be entitled to indemnification by MWI or the selling stockholders against some liabilities, including liabilities under the Securities Act.

If MWI or the selling stockholders use underwriters for an offering of the common stock, the underwriters may acquire the common stock for their own accounts. The underwriters may resell the common stock from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined by the underwriters at the time of sale, or at negotiated prices. MWI or the selling stockholders also may, from time to time, authorize underwriters acting as our agents to offer and sell the common stock upon the terms and conditions as will be set forth in the applicable prospectus supplement. In connection with the sale of the common stock, underwriters may be deemed to have received compensation from MWI or the selling stockholders in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the common stock. Underwriters may sell the common stock to or through dealers, who may receive compensation in the form of discounts, concessions from the underwriters and/or commissions from the purchasers of the common stock.

Any underwriting compensation paid by MWI or the selling stockholders to underwriters or agents in connection with any offering of the common stock and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions.

If so indicated in the applicable prospectus supplement, MWI or the selling stockholders may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase common stock from MWI or the selling stockholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. The applicable prospectus supplement will set forth the commission payable for solicitation of such offers.

Our common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the common stock, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent. If MWI or the selling stockholders sell the common stock to one or more underwriters on a firm commitment basis, then the underwriters will be obligated to purchase all of the common stock offered if any are purchased.

MWI or the selling stockholders may grant to the underwriters options to purchase additional common stock to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If MWI or the selling stockholders grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

In connection with any offering, persons participating in the offering, such as any underwriters, may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the common stock and syndicate short positions involve the sale by underwriters of a greater number of common stock than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the common stock sold in the offering  for their account may be reclaimed by the syndicate if the common stock is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Any underwriters, dealers or agents involved in any distribution or sale of our common stock may be customers of, engage in transactions with or perform services for MWI or the selling stockholders from time to time.

Shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. In addition, a selling stockholder may devise, gift, or otherwise transfer the common stock by means not described herein, in which event such transfer will not be pursuant to this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the common stock as well as the expense of all commissions and discounts, if any, attributable to the sales of the common stock by us but not by the selling stockholders.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed on for us by Dechert LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements, the related consolidated financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended December 31, 2006 and 2005 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

SEC Registration Fee	$3,709
Legal Fees and Expenses	$185,000
Accounting Fees and Expenses	$65,000
Printing Expenses	$165,000
Miscellaneous Expenses (including Blue Sky fees and expenses)	$75,000
Total	$493,709

Each amount set forth above, except for the SEC Registration Fee, is estimated.

Item 15.                 Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by the DGCL, our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (3) under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or (4) arising as a result of any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our amended and restated certificate of incorporation provides that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the DGCL, subject to certain exceptions; (2) we are permitted to indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise required by law, our amended and restated certificate of incorporation or agreements; (3) we are required to advance expenses, as incurred, to our directors and officers in connection with any legal proceeding, subject to certain exceptions; and (4) the rights conferred in our amended and restated certificate of incorporation are not exclusive.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 16.                 Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated by reference pursuant to Rule 411 of the Securities Act of 1933.

Item 17.                 Undertakings.

A.              Undertaking required by Item 512(a) of Regulation S-K.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4)   For purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

B.               Undertaking required by Item 512(b) of Regulation S-K.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.               Undertaking required by Item 512(h) of Regulation S-K.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.              Undertaking required by Item 512(i) of Regulation S-K.

The undersigned registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MWI Veterinary Supply, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Meridian, State of Idaho, on March 5, 2007.

MWI Veterinary Supply, Inc.
By:	/s/ JAMES F. CLEARY, JR.
James F. Cleary, Jr., President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS,   that each person whose signature appears below constitutes and appoints James F. Cleary, Jr. and Mary Patricia B. Thompson and each or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of MWI Veterinary Supply, Inc. and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ JAMES F. CLEARY, JR.	Director, President and Chief Executive Officer	March 5, 2007
James F. Cleary, Jr.	(Principal Executive Officer)
/s/ MARY PATRICIA B. THOMPSON	Senior Vice President of Finance and	March 5, 2007
Mary Patricia B. Thompson	Administration , Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ KEITH E. ALESSI	Director	March 5, 2007
Keith E. Alessi
	Director	March 5, 2007
Bruce C. Bruckmann
/s/ A. CRAIG OLSON	Director	March 5, 2007
A. Craig Olson
/s/ JOHN F. MCNAMARA	Director	March 5, 2007
John F. McNamara

/s/ ROBERT N. REBHOLTZ, JR.	Director	March 5, 2007
Robert N. Rebholtz, Jr.
/s/ WILLIAM J. ROBISON	Director	March 5, 2007
William J. Robison

EXHIBIT INDEX

Exhibit Numbers are in accordance with the Exhibit Table in Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description
4.1	Form of MWI Veterinary Supply, Inc. common stock certificate, incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).
4.2

Form of Amended and Restated Certificate of Incorporation of MWI Veterinary Supply, Inc., incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).

4.3	MWI Veterinary Supply, Inc. Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated as of February 7, 2007.
4.4	Form of Amended and Restated Bylaws of MWI Veterinary Supply, Inc., incorporated herein by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).
4.5

Registration Rights Agreement dated as of June 18, 2002 by and between MWI Holdings, Inc., Bruckmann, Rosser, Sherrill & Co. II, L.P., Agri Beef Co. and the other parties thereto, incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).

4.6

Executive Stock Agreement dated as of June 18, 2002 by and among MWI Veterinary Supply Co., MWI Holdings, Inc. and James Cleary, incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).

4.7

Executive Stock Agreement dated as of June 18, 2002 by and among MWI Veterinary Supply Co., MWI Holdings, Inc. and Jeff Danielson, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).

4.8

Executive Stock Agreement dated as of June 18, 2002 by and among MWI Veterinary Supply Co., MWI Holdings, Inc. and James Hay, incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).

4.9

Executive Stock Agreement dated as of June 18, 2002 by and among MWI Veterinary Supply Co., MWI Holdings, Inc. and James Ross, incorporated herein by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).

4.10

Executive Stock Agreement dated as of June 18, 2002 by and among MWI Veterinary Supply Co., MWI Holdings, Inc. and Mary Pat Thompson, incorporated herein by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).

4.11

First Amendment to Executive Stock Agreement dated as of May 6, 2005 by and among MWI Veterinary Supply, Inc., MWI Veterinary Supply Co. and James F. Cleary, Jr., incorporated herein by reference to Exhibit 4.9 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).

4.12

First Amendment to Executive Stock Agreement dated as of May 5, 2005 by and among MWI Veterinary Supply, Inc., MWI Veterinary Supply Co. and Jeffrey J. Danielson, incorporated herein by reference to Exhibit 4.10 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).

4.13

First Amendment to Executive Stock Agreement dated as of May 6, 2005 by and among MWI Veterinary Supply, Inc., MWI Veterinary Supply Co. and James S. Hay, incorporated herein by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).

4.14

First Amendment to Executive Stock Agreement dated as of May 6, 2005 by and among MWI Veterinary Supply, Inc., MWI Veterinary Supply Co. and James M. Ross, incorporated herein by reference to Exhibit 4.12 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).

4.15

First Amendment to Executive Stock Agreement dated as of May 6, 2005 by and among MWI Veterinary Supply, Inc., MWI Veterinary Supply Co. and Mary Patricia B. Thompson, incorporated herein by reference to Exhibit 4.13 of the Company’s Registration Statement on Form S-1 (Reg No. 333-124264).

5.1	Opinion of Dechert LLP.*
15.1	Letter of Deloitte and Touche LLP re unaudited interim financial information.
23.1	Consent of Deloitte and Touche LLP.
23.2	Consent of Dechert LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

*                    To be filed by amendment